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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 15, 2001


                          ANCHOR BANCORP WISCONSIN INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



   Wisconsin                      0-20006                      39-1726871
 --------------               ----------------               --------------
(State or other           (Commission File Number)           (IRS Employer
jurisdiction of                                            Identification No.)
 incorporation)




                  25 West Main Street, Madison, Wisconsin 53703
                  ---------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (608) 252-8700


                                 Not Applicable
                               ------------------
          (Former name or former address, if changed since last report)










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ITEM 5.  OTHER

         Anchor BanCorp Wisconsin Inc., a Wisconsin corporation ("Anchor") and parent company of AnchorBank, fsb, and Ledger Capital Corp., a Wisconsin corporation ("Ledger") and parent company of Ledger Bank, have entered into an Agreement and Plan of Merger, dated as of June 15, 2001 (the "Merger Agreement"), providing for the merger of Ledger with and into Anchor (the "Merger"). Anchor will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue to operate under the name Anchor BanCorp Wisconsin Inc. The Merger Agreement has been approved by the Boards of Directors of both companies and, subject to shareholder approval of Ledger shareholders as well as various regulatory approvals, the Merger is expected to be completed during the fourth quarter of 2001. The banking subsidiaries of the two companies are also expected to merge and will thereafter operate under the name AnchorBank, fsb (the "Surviving Bank").

         MERGER AGREEMENT. Under the terms of the Merger Agreement, each share of the $1.00 par value common stock of Ledger ("Ledger Common Stock") issued and outstanding immediately prior to the effectiveness of the Merger (the "Effective Time") will (except as otherwise provided below) be canceled and converted into the right to receive cash in lieu of any fractional shares plus, either (a) 1.10 shares (the "Exchange Ratio") of the common stock, $.10 par value, of Anchor (the "Anchor Common Stock"), or (b) an amount of cash equal to the Exchange Ratio multiplied by the Closing Price of Anchor Common Stock as quoted on the Nasdaq Stock Market as of the Effective Time (see below). However, the Merger Agreement also provides that a maximum of 20% of the Ledger Common Stock may be exchanged for cash (the "Cash Election"). If, at the end of the day that the Cash Election exceeds 20%, the Cash Elections do not exceed more than 20.1%, then the full 20.1% of the Cash Elections will be honored. If at the end of such day, the Cash Elections exceed 20.1%, then the Cash Elections received on that day will be reduced proportionately so that the total Cash Elections equal 20% of the Ledger Common Stock outstanding at the Effective Time. Additionally, the Merger Agreement provides for a Cash Election termination date which is 45 days after the date that the letters containing instructions for exchanging the shares of Ledger Common Stock are sent to the Ledger shareholders. Any Cash Elections received after such date shall be disregarded and treated as an election to receive shares of Anchor Common Stock.

         The Merger is subject to customary closing conditions, including, without limitation, approval by Ledger's shareholders; the receipt of regulatory approvals, including approval of the Office of Thrift Supervision, to consummate the Merger; and the receipt of opinions of counsel that the Merger will qualify as a tax-free reorganization. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed by Anchor with the Securities and Exchange Commission with respect to shares of Anchor Common Stock to be issued in the Merger. It is anticipated that Ledger shareholders will vote upon the Merger at a special meeting of shareholders held by Ledger in the fourth quarter of 2001. (See Article VII of the Merger Agreement.)

         The Merger Agreement provides that, as of the Effective Time, the Surviving Corporation will take necessary actions, including expansion of the size of its Board of Directors, if required, to cause one existing director of Ledger, James D. Smessaert, to be appointed to the Board of Directors of the Surviving Corporation. Mr. Smessaert's initial term will expire on the date of the annual meeting following his appointment to the Board of Directors. The Surviving Corporation will also cause Mr. Smessaert to be nominated as its

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uncontested candidate for election at the annual meeting of shareholders at which his term expires for a full three-year term as a director of the Surviving Corporation. (See Section 1.5 of the Merger Agreement.)

         The Merger Agreement may be terminated under certain circumstances, including (i) by mutual consent of the parties (by the majority votes of their respective boards of directors); (ii) by either party if the Merger is not consummated by March 31, 2002; (iii) by either party if Ledger's shareholders do not vote to approve the Merger; (iv) by either party if any permanent injunction is issued preventing the Merger; (v) by either party if any regulatory body has denied approval of the Merger and neither party has appealed that denial; (vi) by the non-breaching party if there exist material breaches of the representations or warranties contained in the Merger Agreement which (if curable) are not cured within thirty (30) days after notice; (vii) by the non-breaching party if there occurs a material breach of any covenant or agreement in the Merger Agreement which (if curable) is not cured within thirty
(30) days after notice; (viii) by Ledger, if, under certain circumstances, as a result of a proposed acquisition of Ledger by a third party which Ledger, in the fulfillment of its directors' fiduciary duties (based on advice of its counsel) is required to accept, but only after Anchor has first been advised of the identity of the third party and the terms of its proposal and been given an opportunity to negotiate adjustments in the terms of the Merger Agreement (a "Fiduciary Termination");(ix) by Ledger if the average price of Anchor's stock during a specified trading period preceding the Effective Time declines by more than 15% relative to the SNL Midwest Thrift Stock Index; (x) by Anchor if the average price of Anchor's stock during a specified trading period preceding the Effective Time increases by more than 15% relative to the SNL Midwest Thrift Stock Index, unless such 15% increase occurs due to a public announcement by Anchor that it has entered into an agreement with respect to an acquisition, merger or similar change in control of Anchor; (xi) by either party if Ledger's board of directors does not recommend or changes its recommendation of the Merger to its shareholders because it did not receive an updated fairness opinion from its financial advisors as of the date it mailed the Proxy Statement/Prospectus to its shareholders (a "Fairness Opinion Termination");
(xii) by Anchor if (A) Ledger's board of directors does not recommend or changes its recommendation of the Merger to its shareholders for any reason, (B) any other person acquires 20% or more of Ledger's stock, (C) Ledger's board of directors recommends a "Takeover Proposal" (including, for this purpose, a tender or exchange offer, proposal for merger, recapitalization, liquidation or any offer to acquire substantially all of the stock or assets of Ledger) to its shareholders, or (D) a tender or exchange offer for 20% or more of Ledger's stock is made and Ledger's board of directors fails to recommend against it (an "Anchor Termination"). (See Section 8.1 of the Merger Agreement).

         If the Merger Agreement is wrongfully terminated by Anchor, Ledger is entitled to receive a $1 million termination fee. Anchor is entitled to a $1 million termination fee if Ledger terminates the Merger Agreement under certain circumstances, including if (i) the termination occurs due to clauses (iii) or
(xi) of the preceding paragraph and a Takeover Proposal existed between June 15, 2001, and the date the Merger was presented to Ledger's shareholders for approval (or, the date of the action of Ledger's board of directors, in the case of clause (xi)), followed by a "Third Party Acquisition Event" (including, for this purpose, (x) the issuance, sale or disposition of securities representing more than 20% of the equity securities or voting power of Ledger Common Stock,
(y) the sale of or other disposition of more than 20% of Ledger's consolidated assets, or (z) any transaction where control of the Ledger's board of directors changes), or (ii) the termination occurs due to


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clauses (viii) or (xii) of the preceding paragraph. (See Section 8.2 of the
Merger Agreement.)

         STOCK OPTION AGREEMENT. Concurrently with the Merger Agreement, Ledger and Anchor have also entered into a stock option agreement (the "Stock Option Agreement") granting Anchor an irrevocable option to purchase up to 19.9% of the Ledger Common Stock then issued and outstanding.

         Specifically, under the Stock Option Agreement, Ledger granted Anchor an irrevocable option to purchase (the "Option") 484,991 shares of Ledger Common Stock (subject to adjustment for changes in capitalization and to ensure that the Option remains exercisable for 19.9% of the then issued and outstanding shares of Ledger Common Stock) at an exercise price of $15.00 per share (the "Exercise Price"). The Option is exercisable upon the occurrence of certain events involving an acquisition or contemplated acquisition of Ledger by a party other than Anchor, as more specifically explained below.

         Briefly, the Option becomes exercisable if any of the following events occur: (i) a Third Party Acquisition Event or Ledger enters into an acquisition agreement, letter of intent, or similar agreement with respect to a Third Party Acquisition Event; (ii) the Merger Agreement is terminated because Ledger's shareholders vote against the Merger; (iii) a Fairness Opinion Termination; (iv) a Fiduciary Termination; (v) an Anchor Termination.

         The Option terminates and ceases to be exercisable upon the effectiveness of the Merger or upon the termination of the Merger Agreement. However, if it terminates after the occurrence of one of the events described in clauses (i) through (v) of the preceding paragraph, then the Option remains exercisable for a period of one year following such termination of the Merger Agreement. The Option is not exercisable at any time while Anchor is in breach of the Merger Agreement.

         If and when the Option becomes exercisable, Anchor will have the right to exercise the Option and purchase the number of shares of Ledger Common Stock covered by the option at the exercise price, all as described above. Following its exercise of the Option, Anchor will have the right to have such shares of Ledger registered under the Securities Act of 1933, as amended, for sale in a public offering, unless Ledger elects to repurchase them at their then market value.

         OTHER. The Merger Agreement, the Stock Option Agreement, and the joint press release issued in conjunction therewith are filed as exhibits to Ledger's Current Report on Form 8-K dated June 15, 2001, and are incorporated herein by reference. The brief summaries of the material provisions of the Merger Agreement and the Stock Option Agreement set forth above are qualified in their entirety by reference to each respective agreement.

         This Current Report on Form 8-K includes forward-looking statements. These forward-looking statements can be identified as such because the context of the statement includes phrases such as "it is expected" or "it is currently estimated" or other words of similar import. Similarly, statements that describe future plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors which could affect actual results include interest rate trends, the general economic climate in the Anchor and Ledger market areas, loan delinquency rates, regulatory treatment and the ability of the Surviving Corporation to


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implement successfully plans to eliminate redundancies. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and Anchor undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

ITEM 6.   FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c)      Exhibits.

                  The exhibits listed in the accompanying Exhibit Index are incorporated herein by reference from the exhibits to Ledger Capital Corp.'s Current Report on Form 8-K, dated June 15, 2001, as filed with the Securities and Exchange Commission on June 18, 2001 (Commission File NO. 0-22224), as set forth therein.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ANCHOR BANCORP WISCONSIN INC.




Date: June [____], 2001                        By:
                                                   ------------------------
                                                   Douglas J. Timmerman
                                                   Chairman of the Board,
                                                   President & Chief Executive
                                                   Officer




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                          ANCHOR BANCORP WISCONSIN INC.

                            EXHIBIT INDEX TO FORM 8-K
                           Report Dated June 15, 2001




                                                                  Incorporated
Exhibit                                                            Herein by              Filed
Number                      Description                          Reference from          Herewith
-------        ----------------------------------------          --------------          --------
2.1            Agreement and Plan of Merger, dated as                  [A]
               of June 15, 2001, by and between Ledger
               Capital Corp. and Anchor BanCorp
               Wisconsin Inc.*

2.2            Stock Option Agreement, dated as of                     [B]
               June 15, 2001, by and between Ledger
               Capital Corp. and Anchor BanCorp
               Wisconsin Inc.*

99.1           Joint Press Release of Anchor BanCorp                   [C]
               Wisconsin Inc. and Ledger Capital Corp.,
               dated June 15, 2001.

----------

* The schedules to these documents are not being filed herewith. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

[A] Exhibit 2.1 to Current Report on Form 8-K of Ledger Capital Corp. dated June 15, 2001 and filed on June 18, 2001 (Commission File No. 0-22224).

[B] Exhibit 2.2 to Current Report on Form 8-K of Ledger Capital Corp. dated June 15, 2001 and filed on June 18, 2001 (Commission File No. 0-22224).

[C] Exhibit 99.1 to Current Report on Form 8-K of Ledger Capital Corp. dated June 15, 2001 and filed on June 18, 2001 (Commission File No. 0-22224).


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